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                                                                     Exhibit 8.1

                            TAX OPINION CERTIFICATE
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                           MIKOHN GAMING CORPORATION

     The undersigned hereby makes this Tax Opinion Certificate (this "Tax Opinion Certificate") as of August 22, 2001, for the purpose of enabling Greenberg Traurig, LLP to render an opinion (the "Opinion") pursuant to Section
                                                                        -------
9(a)(ix)(A) of the Purchase Agreement (as defined herein) on behalf of Mikohn
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Gaming Corporation, a Nevada corporation (the "Issuer"), to the initial purchasers (the "Initial Purchasers") set forth in the Purchase Agreement (the "Purchase Agreement") dated as of August 15, 2001 by and among the Issuer, the Guarantors listed in Schedule A thereto (the "Guarantors") and the Initial Purchasers. Unless otherwise defined herein, all capitalized words and phrases defined in the Purchase Agreement shall have the same meanings when used herein.

     The undersigned does hereby certify that, as of the date hereof:

     1. The undersigned, Donald W. Stevens, has been Chief Financial Officer of the Issuer since June 1996.

     2. The undersigned, Donald W. Stevens, understands that Greenberg Traurig, LLP is relying upon the statements made by him in this Tax Opinion Certificate in rendering its Opinion to the Initial Purchasers.

     3. The Issuer has paid in full all state corporate franchise taxation obligations ("Franchise Tax Obligations"), and no Franchise Tax Obligations are currently outstanding with respect to the Issuer.

     4. Each of the Guarantors has paid in full all Franchise Tax Obligations, and no Franchise Tax Obligations are currently outstanding with respect to any of the Guarantors.

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          IN WITNESS WHEREOF, the undersigned has executed this Tax Opinion
Certificate as of the 22nd day of August, 2001.

                                             /s/ Donald W. Stevens
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                                             Donald W. Stevens

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